UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2010

Innovative Food Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida	0-9376	20-1167761
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3845 Beck Blvd., Suite 805, Naples, Florida	34114
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (239) 596-0204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2010, pursuant to authority granted under our by-laws, our board of directors expanded the size of the board from three to six and appointed Christopher Brown, Solomon Mayer and Hank Cohn to fill the newly created positions.  Each of said persons shall retain their position until our next annual meeting of shareholders or their earlier resignation.

None of the newly appointed directors was appointed pursuant to any arrangement or understanding with any person.  Within the last twelve months, none of such newly appointed directors (or any of their family members) entered into a material transaction with us.

At this time, our board does not have any established committees.  Following the filing of a Form 3, each new director will receive 250,000 shares of stock as compensation for serving as a director through year end.

Item 9.01  Financial Statements and Exhibits

(d)           Press release dated October 29, 2010

Exhibit	Description

99.1	Press release dated October 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOVATIVE FOOD HOLDINGS, INC.

Dated: November 4, 2010	By:	/s/ Sam Klepfish
Sam Klepfish
CEO